Exhibit 10.4

May 20, 2008

Harleysville National Corporation

483 Main Street

Harleysville, Pennsylvania 19438

Ladies and Gentlemen:

Harleysville National Corporation (“HNC”) and Willow Financial Bancorp, Inc. (“WFB”) are entering into concurrently herewith an Agreement and Plan of Merger to be dated as of May 20, 2008 (the “Agreement”).

Pursuant to the proposed Agreement, and subject to the terms and conditions set forth therein:  (a) WFB will merge with and into HNC, with HNC surviving the merger (the “Merger”); (b) shareholders of WFB will receive shares of HNC common stock in exchange for their shares of WFB common stock owned on the closing date plus cash in lieu of fractional share interests; and (c) holders of WFB options will receive stock options exercisable for common stock of HNC in exchange for options exercisable for common stock of WFB outstanding on the closing date.

I have been advised that I may be deemed to be an “affiliate” of WFB for purposes of certain rules issued by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.

I understand that HNC is requiring, as a condition to its execution and delivery to WFB of the Agreement, that I execute and deliver to HNC this WFB Letter Agreement.

Intending to be legally bound hereby, I irrevocably agree and represent as follows:

1.             I agree to vote or cause to be voted for approval and adoption of the Agreement and the transactions contemplated thereby all shares of WFB common stock over which I have or exercise sole or shared voting power, including those held in a voting trust, individually or, to the extent of my proportionate interest, jointly with other persons and will use my reasonable efforts to cause any shares of WFB over which I share voting power, including those held in a voting trust jointly with other persons, to be voted for the approval and adoption of the Agreement and the transactions contemplated thereby.

2.             I agree not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of WFB common stock over which I have or exercise sole or shared voting power or any options that I hold to acquire shares of WFB common stock; provided, however, that (i) I may make a bona fide gift of shares or transfer of shares for estate planning or similar purposes prior to that date as long as the recipient agrees to vote such shares for approval and adoption of the Agreement and agrees, in writing, to be bound by all the terms hereof as if an original signatory hereto, and (ii) in the case of exercising any options, as part of a cashless exercise transaction, to the extent permissible under the respective stock options and stock option plans.

3.             I agree, if I am an optionholder, to exchange my options to acquire shares of common stock of WFB for options to acquire such number of shares of common stock of HNC, and at such per share exercise price, as is provided in Section 2.05 of the Agreement, and otherwise, except as provided under the terms of the Agreement, on the same terms and conditions as the exchanged WFB options (unless I shall have exercised any such option prior to the completion of the Merger).  I agree that if I exercise my options prior to the completion of the Merger, any shares of WFB common stock acquired shall be subject to this WFB Letter Agreement.

4.             I have sole or shared voting power over the number of shares of WFB common stock, and hold stock options for the number of shares of WFB common stock, if any, set forth below my signature line.  HNC recognizes that, with respect to any such shares which have been pledged to a third party (as specifically identified below), I will not be able to control the voting or disposition of such shares in the event of a default.

5.             I agree not to offer, sell, transfer or otherwise dispose of any shares of HNC common stock received pursuant to the Merger, except:

(a)           at such time as a registration statement under the Securities Act of 1933, as amended (“Securities Act”), covering sales of such HNC common stock is effective and a prospectus is made available under the Securities Act;

(b)           within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act (“Rule 145”) or upon expiration of all restrictions set forth in Rule 145 applicable to me; or

(c)           in a transaction which, in an opinion of counsel reasonably satisfactory to HNC or as described in a “no-action” or interpretive letter from the staff of the SEC, is not required to be registered under the Securities Act;

and I acknowledge and agree that HNC is under no obligation to register the sale, transfer or other disposition of HNC common stock by me or on my behalf, or to take any other action necessary to make an exemption from registration available.

6.             HNC shall take all steps necessary to ensure that HNC is in compliance with all those requirements of Rule 145 and Rule 144 with which HNC must comply in order for the resale provisions of Rule 145(d) to be available to me.  In addition, HNC shall cause its Director of SEC Compliance (in his/her absence, outside-counsel selected by HNC) to respond promptly to any requests from HNC’s transfer agent for the issuance of an opinion that any transfer by me that complies with the requirements of Rule 145 and 144 may be made provided such counsel receives customary representation letters and all other information and documentation reasonably required by HNC from me.

7.             I agree that neither WFB nor HNC shall be bound by any attempted sale of any shares of WFB common stock or HNC common stock, respectively, and WFB ‘s and HNC’s transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this WFB Letter Agreement; and I further agree that (a) any certificate representing shares of HNC common stock received by me pursuant to the Merger may be endorsed with a restrictive legend consistent with the terms of this WFB Letter Agreement; and (b) any shares of HNC common stock received by me pursuant to the Merger in the form of book-entry shares may be subject to a stop order consistent with the terms of this WFB Letter Agreement.  If at any point in time I hold certificates representing shares of HNC common stock received by me in the Merger and such certificates bear a restrictive legend, upon expiration of the restrictions set forth in Rule 145 and applicable to me, upon my request, HNC shall cause its director of SEC compliance (in his/her absence, outside-counsel selected by HNC) to promptly issue an opinion to the transfer agent or provide other documentation reasonably acceptable to the transfer agent so as to cause such certificates to be reissued without such restrictive legend.

8.             I represent that I have the capacity to enter into this WFB Letter Agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles.

For the avoidance of doubt, I acknowledge that any references herein to WFB common stock held by me include common stock issued or issuable upon the exercise of any or all of my options to acquire shares of WFB common stock, which occur prior to the completion of the Merger or the termination of this WFB Letter Agreement, whichever occurs first.

The agreements contained in this WFB Letter Agreement shall apply to me solely in my capacity as a shareholder of WFB, and as an optionholder, if applicable, and no agreement contained in this WFB Letter Agreement shall apply to me in my capacity as a director, officer or employee of WFB or in any other fiduciary capacity, other than as a fiduciary or a trust of which I am a beneficiary.  In addition, nothing contained in this WFB Letter Agreement shall be deemed to apply to, or limit in any manner, my obligations to comply with my fiduciary duties as an officer or director, as applicable, of WFB.

This WFB Letter Agreement shall be effective upon acceptance by HNC.

This WFB Letter Agreement shall terminate concurrently with, and be of no further force and effect concurrently with, and automatically upon the earlier to occur of (a) the consummation of the Merger, (b) March 31, 2009 or (c) any termination of the Agreement in accordance with its terms, except that any such termination shall be without prejudice to HNC’s rights arising out of any willful breach of any covenant or representation contained herein.

Very truly yours,

Witness:	[Name]

Number of shares held:

Sole voting power:

Shared voting power:

Number of shares subject

to stock options:

Number of pledged

 shares:

Accepted :

HARLEYSVILLE NATIONAL CORPORATION

By:
Paul D. Geraghty
President and Chief Executive Officer